Exhibit 10.7

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”), dated for reference purposes only as of May 10, 2006, is entered into by and between Stecar Properties, LLC, a California limited liability company (“Lessor”) and Diedrich Coffee, Inc., a Delaware corporation (“Lessee”).

RECITALS

A. Lessor and Lessee entered into a Lease dated January 1, 2006, pursuant to which Lessor leased to Lessee and Lessee leased from Lessor the premises located at 11480 Industrial Parkway, Castroville, California, as more particularly described in the Lease.

B. Lessor and Lessee now wish to amend the Lease as more specifically set forth in this First Amendment.

C. Capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to them in the Lease.

AGREEMENT

In consideration of the mutual covenants set forth herein and other valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. Subordination. Paragraph 17 of the Lease is hereby deleted and replaced with the following:

17. Subordination, Attornment and Nondisturbance. At Lessor’s election, this Lease shall become subject and subordinate to any mortgage or deed of trust that affects the Premises (“Security Instrument”) and is created after the Effective Date. Notwithstanding such subordination, Lessee’s right to quiet possession of the Premises shall not be disturbed so long as Lessee is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. Lessee shall upon request execute any document or instrument required by any lender to make this Lease either prior to or subordinate to a Security Instrument, which may include such other matters as the lender customarily and reasonably requires in connection with such agreements, so long as such document or instrument contains customary and reasonable non-disturbance provisions that reflect Lessee’s rights set forth in the previous sentence. Lessee’s failure to execute any such document or instrument within fifteen (15) days after written demand therefor shall constitute an event of default by Lessee and shall be subject to the provisions of Paragraph 13 of this Lease.

2. No Other Modifications. Except as set forth in this First Amendment, the Lease is unmodified and in full force and effect.

[Signatures follow.]

LESSOR		LESSEE

Stecar Properties, LLC, a California limited liability company		Diedrich Coffee, Inc., a Delaware corporation

By:	/s/ Steven Ruegg, Trustee	By:	/s/ Matthew C. McGuinness
	Steven Ruegg, as Trustee of the Steve	Name:	Matthew C. McGuinness
	and Amy Revocable Trust dated April 11, 2001	Its:	Executive Vice President
Its:	Member